Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Forterra, Inc. of our report dated July 8, 2016 relating to the financial statements of Cretex Concrete Products, Inc., which appears in Forterra, Inc.’s prospectus dated October 19, 2016 filed pursuant to Rule 424(b)(4) relating to Forterra Inc.’s Registration Statement on Form S-1/A (Registration No. 333-212449).

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota

January 10, 2017